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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Rambus Inc. and Subsidiary on Form S-8 of our reports dated October 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rambus Inc. and Subsidiary as of September 30, 1996 and 1997, and for the years ended September 30, 1995, 1996, and 1997, which reports are included in Rambus Inc. and Subsidiary's Annual Report on Form 10-K.



                              /s/ PRICEWATERHOUSECOOPERS LLP
                              --------------------------------------------
                              PricewaterhouseCoopers LLP


San Jose, California
November 13, 1998